AGREEMENT AND PLAN OF MERGER
  <P>
         AGREEMENT AND PLAN OF MERGER between ALLMON
  CORPORATION, a Delaware corporation ("Allmon"), and
  WORLD-AM COMMUNICATIONS INC., a Florida corporation ("World-Am"), Allmon and World-Am Communications Inc.
  being sometimes referred to herein as the "Constituent
  Corporations."
  <P>
         WHEREAS, the board of directors of each
  Constituent Corporation deems it advisable that the Constituent Corporations merge into a single corporation in a transaction intended to qualify as a reorganization within the meaning of Section 368 (a)(1)(A) of the
  Internal Revenue Code of 1986, as amended ("the Merger");
  <P>
         NOW, THEREFORE, in consideration of the premises
  and the respective mutual covenants, representations and warranties herein contained, the parties agree as follows:
  <P>
         1. SURVIVING CORPORATION. Allmon shall be merged with and into World-Am, which shall be the surviving corporation in accordance with the applicable laws of its state of incorporation.
  <P>
         2.  MERGER DATE.  The Merger shall become
  effective (the" Merger Date") May 11, 2000.
  <P>
         3.  TIME OF FILINGS.  The Articles of Merger shall
  be filed with the Department of State of the State of Florida and the Certificate of Merger shall be filed with the Secretary of State of Delaware upon the approval, as required by law, of this agreement by the Constituent Corporations and the fulfillment or waiver of the terms and conditions herein. These filings will be completed within two weeks from the execution of this Agreement.
  <P>
         4.  GOVERNING LAW.  The surviving corporation
  shall be governed by the laws of the State of
  incorporation of World-Am.
         5. CERTIFICATE OF INCORPORATION. The Articles of Incorporation of World-Am Communications Inc. shall be the Articles of Incorporation of the surviving
  corporation from and after the Merger Date, subject to
  the right of World-Am to amend its Articles of
  Incorporation in accordance with the laws of the State of
  its incorporation.
  <P>
         6.  BYLAWS.  The Bylaws of the surviving
  corporation shall be the Bylaws of World-Am
  Communications Inc. as in effect on the date of this
  agreement.
  <P>
         7.   BOARD OF DIRECTORS AND OFFICERS.  The
  officers and directors of World-Am, or such other persons
  as shall be selected by it, shall be the officers and directors of the surviving corporation following the
  Merger Date.
  <P>
         8.  NAME OF SURVIVING CORPORATION.  The name of
  the surviving corporation will continue as "World-Am Communications Inc." unless changed by World-Am.
  <P>
         9.  CONVERSION.  The mode of carrying the Merger
  into effect and the manner and basis of converting the shares of Allmon into shares of World-Am are as follows:
  <P>
          9.1. The aggregate number of shares of Allmon Common Stock issued and outstanding on the Merger Date shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into an aggregate of 150,000 shares of World-Am Communications
  Inc. Common Stock adjusted by any increase for fractional shares and reduced by any Dissenting Shares (defined below) and shall be distributed as shown opposite the
  Allmon shareholders names in Exhibit A.
  <P>
  The World-Am Common Stock to be issued hereunder ("the World-Am Communications Inc. Shares") will be free trading without any restrictions.
  <P>
  $25,000.00 will be paid by World-Am  to the following:
  $22,321 to Applecross Centre Development Ltd., a British Columbia , Canada Co. controlled by Gerald Ghini and
  $2,679 to Robert Hainey.
  <P>
          9.2.  Upon completion of the Merger, there shall
  be 40,000,000 shares of World-Am Communications Inc.
  Common Stock issued and outstanding, subject to such adjustments, held as follows: 133,929 common shares held by Gerald Ghini, 16,071 common shares held by Robert
  Hainey and 39,850,000 common shares held by the other
  shareholders of World Am.
  <P>
          9.3.  All outstanding Common or Preferred Stock
  of Allmon and all warrants, options or other rights to
  its Common or Preferred Stock shall be retired and
  canceled as of the Merger Date.
  <P>
          9.4. Each share of Allmon Common Stock that is owned by Allmon as treasury stock shall, by virtue of the Merger and without any action on the part of Allmon, be retired and canceled as of the Merger Date.
  <P>
          9.5. Each certificate evidencing ownership of shares of World-Am Common Stock issued and outstanding on the Merger Date or held by World-Am in its treasury shall continue to evidence ownership of the same number of shares of World-Am Common Stock.
  <P>
          9.6.  World-Am Common Stock shall be issued to
  the holders of Allmon Common Stock in exchange for their shares on a prorata bases in accordance with each holder's relative ownership of the Allmon Common Stock
  that is being exchanged.
  <P>
          9.7. The shares of World-Am Common Stock to be issued in exchange for Allmon Common Stock hereunder shall be proportionately reduced by any shares owned by Allmon shareholders who shall have timely objected to the Merger (the" Dissenting Shares") in accordance with the provisions of the General Corporation Law of Delaware, as provided therein.
  <P>
         10. EXCHANGE OF CERTIFICATES. As promptly as practicable after the Merger Date, each holder of an outstanding certificate or certificates theretofore representing shares of Allmon Common Stock (other than certificates representing Dissenting Shares) shall surrender such certificate(s) for cancellation to the
  party designated herein to handle such exchange (the "Exchange Agent"), and shall receive in exchange a certificate or certificates representing the number of full shares of World-Am Communications Inc. Common Stock into which the shares of Allmon Common Stock represented by the certificate or certificates so surrendered shall
  have been converted.  Any exchange of fractional shares
  will be rounded up to the next highest number of full shares. World-Am Communications Inc. may, in its discretion, require a bond in customary form before issuing any share certificate where a corresponding share certificate has not been delivered by a shareholder of Allmon because of loss or other reason.
  <P>
         11. UNEXCHANGED CERTIFICATES. Until surrendered, each outstanding certificate that prior to the Merger
  Date represented Allmon Common Stock (other than certificates representing Dissenting Shares) shall be deemed for all purposes, other than the payment of
  dividends or other distributions, to evidence ownership
  of the number of shares of World-Am Common Stock into
  which it was converted.  No dividend or other
  distribution payable to holders of World-Am Common Stock
  as of any date subsequent to the Merger Date shall be
  paid to the holders of outstanding certificates of Allmon Common Stock; provided, however, that upon surrender and exchange of such outstanding certificates (other than certificates representing Dissenting Shares), there shall be paid to the record holders of the certificates issued
  in exchange therefore the amount, without interest
  thereon, of dividends and other distributions that would have been payable subsequent to the Merger Date with respect to the shares of World-Am Common Stock
  represented thereby.
  <P>
         12.  EFFECT OF THE MERGER.  On the Merger Date,
  the separate existence of Allmon shall cease (except
  insofar as continued by statute), and it shall be merged with and into World-Am. All the property, real, personal and mixed, of each of the Constituent Corporations, and all debts due to either of them, shall be transferred to
  and vested in World-Am, without further act or deed. World-Am shall thenceforth be responsible and liable for all the liabilities and obligations, including
  liabilities to holders of Dissenting Shares, of each of
  the Constituent Corporations, and any claim or judgment against either of the Constituent Corporations maybe enforced against World-Am.
  <P>
         13.  REPRESENTATIONS AND WARRANTIES OF ALLMON.
  Allmon represents and warrants that:
  <P>
         13.1. CORPORATE ORGANIZATION AND GOOD STANDING. Allmon is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.
  <P>
          13.2.  REPORTING COMPANY STATUS.  Allmon has
  filed with the Securities and Exchange Commission a registration statement in form 10-SB, which became effective pursuant to the Securities Exchange Act of 1934
  on May 9, 2000 and is a reporting company pursuant to
  Section (g) thereunder.
  <P>
          13.3.  REPORTING COMPANY FILINGS.  Allmon has
  timely filed and is current on all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934.
          13.4.  CAPITALIZATION.  Allmon's authorized
  capital stock consists of 100,000,000 shares of Common Stock, $.0001 par value, of which 5,000,000 shares are issued and outstanding.
  <P>
          13.5.  ISSUED STOCK.  All the outstanding shares
  of its Common Stock are duly authorized and validly
  issued, fully paid and non-assessable.
  <P>
          13.6.  STOCK RIGHTS.  Except as set out by
  attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Allmon Common or Preferred Stock issued or committed to be issued.
  <P>
          13.7.  CORPORATE AUTHORITY.  Allmon has all
  requisite corporate power and authority to own, operate
  and lease its properties, to carry on its business as it
  is now being conducted and to execute, deliver, perform
  and conclude the transactions contemplated by this
  agreement and all other agreements and instruments
  related to this agreement
  <P>
          13.8   COMPLIANCE WITH RULE 12g-3.  As a result
  of the merger and in accordance with Rule 12g-3, WORLD-AM COMMUNICATIONS INC. will be the successor company and the common stock will be deemed qualified for listing on the Bulletin Board.
  <P>
          13.9. FINANCIAL STATEMENTS. Allmon's financial statements dated March 8, 2000, copies of which will have been delivered by Allmon to World-Am prior to the Merger Date (the "Allmon Financial Statements"), fairly present the financial condition of Allmon as of the date therein
  and the results of its operations for the periods then
  ended in conformity with generally accepted accounting principles consistently applied.
  <P>
         13.10 ABSENCE OF UNDISCLOSED LIABILITIES.  Except
  to the extent reflected or reserved against in the Allmon Financial Statements, Allmon did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.
  <P>
          13.11. NO MATERIAL CHANGES. There has been no material adverse change in the business, properties or financial condition of Allmon since the date of the
  Allmon Financial Statements.
  <P>
          13.12.  LITIGATION.  There is not, to the
  knowledge of Allmon, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Allmon or against any of its officers.
  <P>
          13.13. CONTRACTS. Allmon is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.
  <P>
          13.14.  TITLE.  Allmon has good and marketable
  title tall the real property and good and valid title to
  all other property included in the Allmon Financial Statements. The properties of Allmon are not subject to any mortgage, encumbrance or lien of any kind except
  minor encumbrances that do not materially interfere with
  the use of the property in the conduct of the business of
  Allmon.
  <P>
          13.15.  TAX RETURNS.  All required tax returns
  for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Allmon for all years for which such returns
  are due unless an extension for filing any such return
  has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties
  and additions imposed with respect to such amounts have
  been paid or provided for.  The provisions for federal
  and state taxes reflected in the Allmon Financial
  Statements are adequate to cover any such taxes that may
  be assessed against Allmon in respect of its business and its operations during the periods covered by the Allmon Financial Statements and all prior periods.
  <P>
          13.16. NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of
  Allmon is subject or by which Allmon is bound.
  <P>
         14. REPRESENTATIONS AND WARRANTIES OF WORLD AM. World-Am Communications Inc. represents and warrants that:
  <P>
          14.1. CORPORATE ORGANIZATION AND GOOD STANDING. World-Am Communications Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such
  qualification.
  <P>
          14.2. CAPITALIZATION. World-Am's authorized capital stock consists of 125,000,000 shares of Common Stock, $.001 par value, of which 40,000,000 shares are issued and outstanding, and 10,000,000 shares of preferred stock, of which none are issued and
  outstanding.
  <P>
          14.3.  ISSUED STOCK.  All the outstanding shares
  of its Common Stock are duly authorized and validly
  issued fully paid and nonassessable.
  <P>
          14.4. STOCK RIGHTS. There are no stock grants, options, rights, warrants or other rights to purchase or obtain World-Am Common or Preferred Stock issued or committed to be issued.
  <P>
          14.5 CORPORATE AUTHORITY.  World-Am
  Communications Inc. has all Requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.
  <P>
          14.6.  SUBSIDIARIES.  Except as set out in
  Disclosure Schedule 14.6, World-Am Communications Inc.
  has no subsidiaries.
  <P>
          14.7.  FINANCIAL STATEMENTS.  World-Am's
  Financial Statements fairly present the financial
  condition of World-Am as of the date therein and the
  results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.
  <P>
          14.8.  ABSENCE OF UNDISCLOSED LIABILITIES.
  Except to the extent reflected or reserved against in the World-Am Communications Inc. Financial Statements, World-
  Am did not have at that date any liabilities or
  obligations (secured, unsecured, contingent, or
  otherwise) of nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.
  <P>
          14.9. NO MATERIAL CHANGES. There has been no material adverse change in the business, properties or financial condition of World-Am since the date of the World-Am Communications Inc. Financial Statements.
  <P>
          14.10.  LITIGATION.  Except as set out in
  Disclosure Schedule 14.10, there is not, to the knowledge
  of World-Am, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against World-Am or against any of its officers.
  <P>
          14.11.  CONTRACTS.  World-Am is not a party to
  any material contract not in the ordinary course of
  business or in the course of its proposed acquisitions
  that is to be performed in whole or in part at or after
  the date of this Agreement.
  <P>
          14.12. TITLE. World-Am Communications Inc. has good and marketable title to all the real property and good and valid title to all other property included in
  the World-Am Financial Statements. The properties of World-Am are not subject to any mortgage, encumbrance or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of New Millennium.
  <P>
          14.13.  TAX RETURNS.  All required tax returns
  for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by World-Am for all years for which such
  returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have
  been paid or provided for.  The provisions for federal
  and state taxes reflected in the World-Am Financial Statements are adequate to cover any such taxes that maybe assessed against World-Am in respect of its
  business and its operations during the periods covered by the World-Am Financial Statements and all prior periods.
  <P>
          14.14. NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of
  World-Am is subject or by which World-Am Communications
  Inc. is bound.
  <P>
         15. CONDUCT OF ALLMON PENDING THE MERGER DATE. Allmon covenants that between the date of this Agreement and the Merger Date:
  <P>
          15.1.  No change will be made in Allmon's
  Articles of Incorporation or bylaws.
          15.2. Allmon will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock other than as provided herein.
  <P>
          15.3.  Allmon will use its best efforts to
  maintain and preserve its business organization, employee relationships and goodwill intact, and will not enter into any material commitment except in the ordinary
  course of business.
  <P>
          16   CONDUCT OF WORLD-AM COMMUNICATIONS INC.
  PENDING THE MERGER DATE. World-Am covenants that between the date of this Agreement and the Merger Date:
  <P>
          16.1.  No change will be made in World-Am's
  Articles of incorporation or bylaws.
  <P>
          16.2. World-Am will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock otherwise than as provided herein.
  <P>
          16.3.  World-Am will use its best efforts to
  maintain and preserve its business organization, employee relationships and goodwill intact, and will not enter into any material commitment except in the ordinary
  course of business.
  <P>
          17. CONDITIONS PRECEDENT TO OBLIGATION OF WORLD-AM. World-AM's obligation to consummate the Merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions, unless waived in writing by Allmon:
  <P>
          17.1. WORLD-AM'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of World-Am set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.
  <P>
          17.2. WORLD-AM'S COVENANTS. World-Am shall have performed all covenants required by this agreement to be performed by it on or before the Merger Date.
  <P>
          17.3.  APPROVAL.  World-Am shall have approved
  this agreement in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.
  <P>
          17.4. SUPPORTING DOCUMENTS OF WORLD-AM. World-Am Communications Inc. shall have delivered to Allmon supporting documents in form and substance satisfactory to Allmon to the effect that:
  <P>
          (I) World-Am Communications Inc. is a corporation duly organized, validly existing, and in good standing.
  <P>
          (ii) World-Am's authorized and issued capital
  stock is asset forth herein.
  <P>
          (iii) The execution and adoption of this
  agreement have been duly authorized by World-Am Communications Inc. in such manner as is required bylaw including all appropriate action by directors and, if required, by shareholders.
  <P>
         18. CONDITIONS PRECEDENT TO OBLIGATION OF WORLD-AM. World-Am's obligation to consummate the Merger shall be subject to fulfillment by Allmon on or before the
  Merger Date of each of the following conditions, unless waived in writing by World-Am:
  <P>
          18.1.  ALLMON'S REPRESENTATIONS AND WARRANTIES.
  The representations and warranties of Allmon set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.
  <P>
          18.2. ALLMON'S COVENANTS. Allmon shall have performed all covenants required by this agreement to be performed by it on or before the Merger Date.
  <P>
          18.3. APPROVAL. Allmon shall have approved this Agreement in such manner as is required by law including all appropriate action by directors and, if required, by
  shareholders.
  <P>
          18.4.  SUPPORTING DOCUMENTS OF ALLMON.  Allmon
  shall have delivered to World-Am supporting documents in form and substance satisfactory to World-Am to the effect that:
  <P>
          (I) Allmon is a corporation duly organized,
  validly existing, and in good standing.
  <P>
          (ii) Allmon's authorized and issued capital stock
  is as set forth herein.
  <P>
          (iii) The execution and adoption of this
  Agreement have been duly authorized by Allmon in such
  manner as is required bylaw including all appropriate
  action by directors and, if required, by shareholders.
  <P>
         19. ACCESS. From the date hereof to the Merger Date, World-Am and Allmon shall provide each other with such information and permit each other's officers and representatives such access to its properties and books and records as the other may from time to time reasonably request. If the Merger is not consummated as defined hereafter, all documents and consideration received in connection with this agreement shall be returned to the party furnishing such documents and consideration, and all information so received shall be treated as
  confidential.
  <P>
         20.  CLOSING.
  <P>
          20.1. The transfers and deliveries to be made pursuant to this agreement (the "Closing") shall be made by and take place at the offices of the Exchange Agent or other location designated by the Constituent Corporations without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken,
  delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.
  <P>
          20.2. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be complete reproduction of the entire original writing or transmission or original signature.
  <P>
          20.3.  At the Closing, Allmon shall deliver to
  the Exchange Agent in satisfactory form, if not already
  delivered to World-Am:
  <P>
          (I) A list of the holders of record of the shares
  of Allmon Common Stock being exchanged, with an
  itemization of the number of shares held by each, the address of each holder, and the aggregate number of shares of World-Am Common Stock to be issued to each
  holder;
  <P>
          (ii) Evidence of the execution and adoption of
  this Agreement in such manner as is required by law including all appropriate action by directors and, if required, by shareholders;
  <P>
          (iii) Certificate of the Secretary of State of Delaware as of a recent date as to the good standing of Allmon;
  <P>
          (iv) Certified copies of the resolutions of the board of directors of Allmon authorizing the execution of this agreement and the consummation of the Merger;
  <P>
          (v) The Allmon Financial Statements;
  <P>
          (vi) Secretary's certificate of incumbency of the officers and directors of Allmon;
  <P>
          (vii) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein; and
  <P>
          (viii) The share certificates for the outstanding Common Stock of Allmon to be exchanged hereunder or, where any such certificate is not delivered, an affidavit
  of lost certificate or other reason for non-delivery.
  <P>
          20.4.  At the Closing, World-Am Communications
  Inc. shall deliver to the Exchange Agent in satisfactory form, if not already delivered to Allmon:
  <P>
          (I) A list of its shareholders of record;
  <P>
          (ii) Evidence of the execution and adoption of
  this Agreement in such manner as is required by law including all appropriate action by directors and, if required, by shareholders;
  <P>
          (iii) Certificate of the Secretary of State of
  its state of incorporation as of a recent date as to the good standing of World-Am;
  <P>
          (iv) Certified copies of the resolutions of the board of directors of World-Am authorizing the execution of this agreement and the consummation of the Merger;
  <P>
          (v) The World-Am Communications Inc. Financial
  Statements;
  <P>
          (vi) Secretary's certificate of incumbency of the officers and directors of World-Am;
  <P>
          (vii) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein; and
  <P>
          (viii) The share certificates of World-Am
  Communications Inc. to be delivered to the shareholders
  of Allmon hereunder, in proper names and amounts, and bearing legends, if any, required and appropriate under applicable securities laws.
  <P>
         21.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
  The representations and warranties of the Constituent Corporations set out herein shall survive the Merger
  Date.
  <P>
         22.  ARBITRATION.
  <P>
        22.1.  SCOPE.  The parties hereby agree that any
  and all claims (except only for requests for injunctive
  or other equitable relief) whether existing now, in the
  past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the state of Nevada.
  <P>
        22.2. CONSENT TO JURISDICTION, SITUS AND JUDGMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and
  the situs of the arbitration (and any requests for injunctive or other equitable relief) within the state of Nevada. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.
  <P>
        22.3. APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of Nevada, determined without regard to its provisions, which would otherwise apply to question of conflict of laws.
  <P>
        22.4.  DISCLOSURE AND DISCOVERY.  The arbitrator
  may, in its discretion, allow the parties to make
  reasonable disclosure and discovery in regard to any
  matters which are the subject of the Arbitration and to compel compliance with such disclosure and discovery order.  The arbitrator may order the parties to comply
  with all or any of the disclosure and discovery
  provisions of the Federal Rules of Civil Procedure, as
  they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.
  <P>
        22.5.  RULES OF LAW.  Regardless of any practices
  of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same
  as if the dispute had been determined by a court of
  competent jurisdiction.
  <P>
        22.6. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or
  the failure of the arbitrator to adhere to the
  arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in
  this agreement.
  <P>
        22.7.  MEASURE OF DAMAGES.  In any adverse action,
  the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.
  <P>
        22.8.  COVENANT NOT TO SUE.  The parties covenant
  that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum
  other than before the American Arbitration Association,
  and the parties agree that any such action, if filed,
  shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.
  <P>
        22.9.  INTENTION.  It is the intention of the
  parties and their affiliates that all disputes of any
  nature between them, whenever arising, whether in regard
  to this Agreement or any other matter, from whatever
  cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief.  This Agreement shall
  be interpreted in conformance with this stated intent of
  the parties and their affiliates.
  <P>
        23 SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.
  <P>
       23.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out
  the intent and purposes of this agreement.
  <P>
          23.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.
  <P>
          23.3.  BROKERS.  Each party agrees to indemnify
  and hold harmless the other party against any fee, loss
  or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.
  <P>
          23.4.  NOTICES.  All notices and other
  communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:
  <P>
         If to Allmon, to:
         Allmon Corporation
         128 April Rd.
         Port Moody, B.C.
         Canada V3H-3M5
  <P>
         If to World-Am, to:
         World-Am Communications Inc.
         1400W.122nd.Ave, Suite 104
         Westminster Colorado, 80234
  <P>
         24.  GOVERNING LAW.  This Agreement shall be
  governed by and construed and enforced in accordance with the laws of the State of Nevada.
  <P>
         25.  ASSIGNMENT.  This Agreement shall inure to
  the benefit of, and be binding upon, the parties hereto
  and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.
  <P>
         26. COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.
  <P>
         27.  EXCHANGE AGENT AND CLOSING DATE.  The
  Exchange Agent shall be Richard Anslow, Tampa Bay,
  Florida.  The Closing shall take place upon the
  fulfillment by each party of all the conditions of
  Closing required herein, but not later than 3 days
  following execution of this Agreement unless extended by mutual consent of the parties.
  <P>
         28.   REVIEW OF AGREEMENT.  Each party
  acknowledges that it has had time to review this
  Agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.
  <P>
          29.    SCHEDULES.  All schedules attached hereto,
  if any, shall be acknowledged by each party by signature
  or initials thereon.
  <P>
         30. EFFECTIVE DATE. The effective date of this agreement shall be May11, 2000.
  <P>
         IN WITNESS WHEREOF, the parties have executed this
  Agreement.
  <P>
  ALLMON CORPORATION
  <P>
  This 11 day of May 2000
         By:/s/  Gerald Ghini
                 President
  <P>
  This 11 day of May 2000
          By:/s/ Robert Hainey
                 Shareholder
  <P>
  WORLD-AM COMMUNICATIONS INC.
  <P>
  This 11 day of May 2000
          By:/s/  Jim Alexander,
                  President
  <P>
  EXCHANGE AGENT
  <P>
  This 11 day of May 2000
         By:/s/ Richard Anslow
  <P>
                    EXHIBIT A
  <P>

                                  Allmon Shares Owned   World Am Shares to be Received
  <P>
  Gerald Ghini -                   5,000,000 shares        133,938 shares
  Robert Hainey -                    600,000 shares         16,071 shares